UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT!!

WE NEED YOUR HELP!!

Please vote your proxy.  We still need additional votes in support of the proposal to amend our Articles of Incorporation to reduce the number of shares required to elect directors from two-thirds of the outstanding shares to a majority of the shares that vote.  This change is considered to be in the best interests of shareholders and is supported by RiskMetrics and Glass Lewis, both independent proxy advisory firms that evaluate shareholder proposals.

In order to pass this proposal which requires an amendment to our Articles of Incorporation, we need two-thirds of the outstanding shares to vote FOR this proposal. In the past, your broker voted your shares on your behalf for the election of directors, which has always given us in excess of the required two-thirds vote.  However, because of a recent change in the NASDAQ voting rules which now prohibit brokers from voting on your behalf (unless you vote your proxy), it will be difficult in the future to get enough shareholder votes to obtain two-thirds of the outstanding shares needed in order to get any directors elected. Accordingly, it is very important that you vote your proxy for this proposal so you and other shareholders will have a say in the future elections of directors for Allied Motion Technologies Inc.

The following page explains what you need to do to submit your vote on Proposal #2.  Please submit your proxy as soon as possible.

Thank you for your support!!

Sincerely,

Richard D. Smith
Executive Chairman of the Board

May 21, 2010

Dear Fellow Shareholder:

According to our latest records, your broker has not received your voting instructions on Proposal No. 2 in relation to the Annual Meeting of Shareholders of Allied Motion Technologies Inc. which has been adjourned until May 27, 2010.  Proposal No. 2 requests an amendment to the Company’s Articles of Incorporation in order to change the voting requirement for the election of directors from a two-thirds vote to a majority vote.   The amendment requires a positive vote of two-thirds of the outstanding shares.  Due to changes in the stock exchange rules, your broker is prohibited from voting your shares unless they receive specific instructions from the beneficial owners of these shares.

For the reasons set forth in the definitive proxy statement dated March 19, 2010, your Board of Directors unanimously recommends that you instruct your broker to vote “FOR” the proposal. If you need to review the material, the Proxy Statement and Annual Report are available at https://materials.proxyvote.com/019330.  Your vote is extremely important, regardless of the number of shares that you own.  Please instruct your broker how to vote your shares today by following one of the methods detailed below.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 769-4414.

On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Richard D. Smith
Executive Chairman of the Board

Please use one of the following methods to promptly provide voting instructions:

1.                Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the enclosed voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Telephone:  Call toll-free 1 (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.                Mail:  Sign, date and return your instruction form in the postage-paid return envelope provided.